EXHIBIT 10.30

AMENDMENT NO. 3 TO LEASE AGREEMENT

THIS AMENDMENT NO. 3 TO LEASE is made and entered into as of July 24, 2014 by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Lessor”), and MASIMO CORPORATION, a Delaware corporation (“Lessee”), with respect to the following facts:
RECITALS
A. Lessor and Lessee have heretofore made and entered into Industrial/Commercial Single-Tenant Lease - Modified Net, dated, as amended by that certain Amendment No.1, dated November 12, 2009, and that certain Amendment to Lease Agreements dated August 29, 2012 (the “Lease”), with respect to those certain Premises located at 40 Parker, Irvine, California.

B. Lessee has informed Lessor that Lessee desires to extend the Term of said Lease, and Lessor has agreed to such extension on the terms and conditions set forth herein.
TERMS AND CONDITIONS
NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Extension of Lease Term; Premises “AS-IS”. Lessor and Lessee agree that Paragraph 1.3 of the Lease shall be amended effective as of the date hereof by extending the Term of the Lease five (5) years commencing December 1, 2014, and expiring November 30, 2019 (the “Extended Term”). Lessee shall accept the Premises at the commencement of the Extended Term in its “As-Is” condition.
2. Extended Term Base Rent. Monthly Base Rent during the Extended Term shall be adjusted at the times and to the amounts set forth below:

Month of Lease Term	Monthly Base Rent
1-12	$61,078.00 NNN
13-24	$63,251.00 NNN
25-36	$66,062.00 NNN
37-48	$68,705.00 NNN
49-60	$71,453.00 NNN
All Base Rental Rates are “triple net”, and Lessee shall be responsible for its pro rata share of all Common Area Operating Expenses for the Project, including without limitation common area expenses, real property taxes and required insurance.
3. Security Deposit. Lessor presently holds Lessee’s Security Deposit in the amount of $61,429.38. Contemporaneous with the mutual execution of this Amendment No.3, Lessor shall increase said Security Deposit by $31,079.75 to $92,509.13.

4. Brokers. The parties recognize that the only brokers involved in the negotiation of this Amendment No. 3 are Zuvich Corporate Advisors, Inc., on behalf of Lessee, and Voit Real Estate Services, on behalf of Lessor, and agree that Lessor shall be solely responsible for the payment of any “Brokerage Commission” to such brokers in connection with the negotiation and consummation of this Amendment. No. 3 Lessor and Lessee each know of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this Amendment No.3. Each party agrees to indemnify and defend the other party against, and hold the other party harmless from, any and all claims, demands, losses, liabilities, damages, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any other real estate broker or agent.

5. Authoritv. Lessee, Lessee and each person executing this Amendment No. 3 on behalf of such executing party hereby covenant and represent to the other that (a) such party is in good standing under the laws of the States of California and its respective state of formation, (b) such party has full power and authority to enter into this Amendment No. 3 and to perform all its respective obligations under the Lease, as amended by this Amendment No.3, and (c) each person (and

6. No Other Changes. Except as expressly set forth herein, the Lease remains in full force and effect without any change or alteration of any nature whatsoever.
7. Miscellaneous Provisions.
7.1 Captions. Any titles or captions contained in this Amendment No. 3 are for convenience only and shall not be deemed to qualify the meaning of any provision herein.
7.3 Entire Agreement. This Amendment No. 3, together with any exhibits and any other documents necessary to effectuate the terms of this Amendment No. 3, contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and contains all of the terms and conditions thereof and supersedes all prior agreements and understandings relating to the subject matter hereof. No changes or modification of or additions to this Amendment No. 3 shall be valid unless the same shall be in writing and signed by all parties hereto.
7.4 Severability. The provisions of this Amendment No.3 shall be deemed severable and the invalidity and unenforceability of anyone or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.
7.5 Waiver. The failure of any party hereto to insist, in anyone or more instances, upon performance of the terms or conditions of this Amendment No.3 shall not be construed as a waiver of future performance of any such term, covenant or condition and the obligations of each party with respect thereto shall continue in full force and effect.
7.6 Fees and Expenses. The parties hereto shall each pay their own respective costs, fees and expenses, including, but not limited to, fees and expenses of counsel, accountants and other professionals, incurred in connection with the negotiation and execution of this Amendment No. 3 and the consummation of the transactions contemplated hereby.
7.7 Attorneys’ Fees. If any party hereto commences an action against any other party hereto to enforce any of the terms hereof or because of the breach by any party hereto of any of the terms hereof, the losing or defaulting party shall pay the prevailing party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action (whether by arbitration or in court of law), and in connection with any action to collect any judgment rendered thereunder.
7.8 Construction. This Amendment No. 3 has been reviewed by all parties hereto and their respective attorneys, and all parties have had a full opportunity to negotiate the contents hereof. The parties expressly waive any common law or statutory rule of construction that ambiguities be construed against the drafter of this Amendment No. 3.
7.9 Assignment. Except as otherwise expressly permitted hereunder, the rights and obligations of each party hereunder shall not be assignable without the prior written consent of the other parties hereto.
7.10 Governing Law. This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of California.
7.11 Counterparts. This Amendment No. 3 may be executed in multiple counterparts, each of which shall be deemed an original without production of the others and all of which shall constitute one and the same instrument.

[Signature Appear on Next Page.]

IN WITNESS WHEREOF, this Amendment No. 3 has been entered into by the parties as of the date first above written.

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY, a Wisconsin
corporation

By: Northwestern Mutual Real Estate
Investments, LLC, Delaware limited liability company, its wholly-owned affiliate and authorized representative

By: /s/ Don Morton
Printed Name: Don Morton
Its: Director - Field Asset Mgmt
Date: 7/24/2014

MASIMO CORPORATION, a Delaware
corporation

By: /s/ Yongsam Lee
Printed Name: Yongsam Lee
Its: CIO
Date: 07/11/2014

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